UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 23, 2008
CHAD Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
California
(State or Other Jurisdiction of Incorporation)

1-12214	95-3792700
(Commission File Number)	(I.R.S. Employer Identification No.)
10200 Mason Avenue, Suite 114
Chatsworth, California 91311
(Address of Principal Executive Offices) (Zip Code)
(818) 882-0883
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On July 23, 2008, CHAD Therapeutics, Inc. (the “Company”) received a letter from the American Stock Exchange (“AMEX” or the “Exchange”) stating that the Company was not in compliance with Section 1003 of the AMEX Company Guide. Specifically, the Company is not in compliance with Section 1003(a)(i) of the AMEX Company Guide with stockholders’ equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of its three most recent fiscal years, Section 1003(a)(ii) of the AMEX Company Guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years, and Section 1003(a)(iv) of the AMEX Company Guide in that the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become impaired so that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. Furthermore, over the last six months the Company has had an average selling price of $0.32 per share of common stock and, as of July 22, 2008, the closing price of the Company’s Common Stock was $0.16 per share. Therefore, in accordance with section 1003(f)(v) of the AMEX Company Guide, the Exchange has deemed it appropriate for the Company to effect a reverse stock split, and if not effected within a reasonable amount of time, the Exchange may consider suspending dealings in, or removing from the list, the Company’s common stock.
     The non-compliance by the Company with Section 1003 of the AMEX Company Guide makes the Company’s common stock subject to delisting by AMEX. The Company is required to submit a plan to the Exchange by August 6, 2008 addressing how it intends to regain compliance with Section 1003(a)(iv) of the AMEX Company Guide by October 23, 2008 and an additional plan by August 25, 2008 addressing how it intends to regain compliance with Sections 1003(a)(i) and 1003(a)(ii) of the AMEX Company Guide by January 25, 2010. The Company is currently considering its response to the Exchange and as of the date of the filing of this Current Report on Form 8-K, has not determined its definitive response to the Exchange. In the event the Company submits a plan to the Exchange, there can be no assurance that the Exchange will accept the Company’s plan for compliance or, if accepted, that the plan will be implemented by October 23, 2008, or January 25, 2010, as applicable.
     As a consequence of falling below the continued listing standards of the AMEX Company Guide, the Company will be included in a list of issuers that are not in compliance with AMEX’s continued listing standards. Additionally, an indicator will be added to the Company’s trading symbol noting the Company’s non-compliance with the continued listing standards of the AMEX Company Guide until such time as the Company regains compliance with the applicable listing standards.
     A copy of the press release issued by the Company on July 23, 2008 regarding receipt of the letter of non-compliance from the Exchange is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01. Other Events.
The Company has changed the location of its principal place of business to 10200 Mason Avenue, Suite 114, Chatsworth, California 91311.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The exhibit listed below is being furnished with this Form 8-K.

Exhibit
Number	Description
99.1	Press Release, dated July 23, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAD Therapeutics, Inc.
Date: July 25, 2008	By:	/s/ Earl L. Yager
Earl L. Yager
Chief Executive Officer